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                                                                    EXHIBIT 24.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Corporate Property Associates 12 Incorporated and Subsidiaries on Form S-11 (File No. 33-99994) of our reports dated March 24, 1997, on our audits of the consolidated financial statements and financial statement schedule of Corporate Property Associates 12 Incorporated and Subsidiaries as of December 31, 1994, 1995 and 1996, and for the years ended December 31, 1994, 1995, and 1996, which reports are incorporated by reference in this Annual Report on Form 10-K.




                                                   /s/ Coopers & Lybrand L.L.P.

New York, New York
March 27, 1997